Exhibit 99.1

Summit Hotel Properties Reports Second Quarter 2011 Results

SIOUX FALLS, S.D.--(BUSINESS WIRE)--August 15, 2011--Summit Hotel Properties, Inc. (NYSE:INN), a publicly traded real estate investment trust specializing in acquiring and owning premium-branded upscale and upper-midscale hotels, today announced results for the company and Summit Hotel OP, LP, the company’s operating partnership, for the three months ended June 30, 2011.

Second Quarter Highlights

  Increased revenue to $38.6 million, up 7.6 percent over the same period last year.
  Achieved FFO of $0.20 per share.
  Generated EBITDA of $10.8 million.
  Increased revenue per available room (“RevPAR”) 6.4 percent for the initial portfolio at the time of IPO (“initial portfolio”) compared to the same quarter in 2010. The initial portfolio excludes four hotels acquired during the quarter and 11 former Choice Hotel-branded properties that recently were rebranded (“the rebranded hotels”).
  Achieved RevPAR growth for 15 of our unseasoned hotels (excluding four of the rebranded hotels categorized as unseasoned at the time of the IPO) of 15.1 percent over the same 2010 period.
  Acquired four hotels during the second quarter plus one additional hotel following the close of the quarter.
  Expanded the company’s line of credit from $100 million to $125 million.
  Declared first full-quarter dividend of $0.1125 per share.

“We are proud of how we have executed our strategy since our IPO in February,” said Dan Hansen, Summit president and chief executive officer. “We believe the positive trends we are seeing at our hotels are indications that our simple and disciplined strategy is moving us in the right direction. While the rebranding of the former Choice hotels has impacted our FFO for the second quarter by approximately $0.04 per share we believe the rebranded hotels are quickly regaining their visibility and footing within their respective markets.

“The impact from the change in the hotel management company at the time of the IPO appears to be largely concentrated in the second quarter, and we are excited about our potential for growth going forward,” he said.

Financial Results

For the 2011 second quarter, the company had $38.6 million in revenues, compared to $35.8 million for the company’s predecessor during the same 2010 period. RevPAR for the second quarter rose 2.3 percent, led by a 0.5 percent increase in occupancy to 68.5 percent and a 1.8 percent increase in average daily rate (“ADR”) to $88.63. Earnings before interest, taxes, depreciation and amortization (EBITDA) was $10.8 million. Funds from operations (FFO) was $7.4 million, or $0.20 per fully diluted common share. FFO and EBITDA are non-GAAP financial measures and a reconciliation of FFO and EBITDA appears at the end of this release.

Operating Performance

The company segregates its hotel operating results for its 69 currently owned hotels into the following components:

  Same-store Hotels – Fifty-four hotels with an aggregate of 5,537 rooms operated for longer than one year under its current franchise. These hotels exclude the rebranded hotels (11 hotels) and the hotels acquired during the second quarter of 2011 (four hotels).
  Rebranded Hotels – On March 23, 2011, Choice Hotels terminated franchise agreements for all 11 hotels that the company owned under various Choice brands. The company has entered into arbitration with Choice to settle outstanding claims regarding steps taken by Choice. The completion of the rebranding process will result in an increase of one property as the company’s two building, 111-room property located in Twin Falls, ID was converted to an AmericInn & Suites on April 15, 2011. The Twin Falls AmericInn & Suites will operate under its current franchise until the company completes a conversion, which is anticipated to occur in the second quarter of 2012. Upon completion of the conversion, the hotel will operate as a 58-room Fairfield Inn & Suites by Marriott and a 52-room AmericInn & Suites.*

The 12 re-branded hotels are:

New Brand	Former Choice Brand	Location	Rooms	Completion
Holiday Inn	Cambria Suites	Boise, ID	119	Q2 2011
SpringHill Suites by Marriott	Cambria Suites	Bloomington, MN	113	Q2 2011
DoubleTree by Hilton	Cambria Suites	Baton Rouge, LA	127	Q4 2011(est)
Country Inn and Suites	Cambria Suites	San Antonio, TX	126	Q2 2011
Fairfield Inn & Suites by Marriott	Comfort Suites	Fort Worth, TX	70	Q2 2012(est)
Holiday Inn Express	Comfort Suites	Charleston, WV	67	Q4 2011(est)
AmericInn & Suites*	Comfort Inn & Suites	Twin Falls, ID	52	Q2 2011
Fairfield Inn &Suites by Marriott*	Comfort Inn & Suites	Twin Falls, ID	58	Q2 2012(est)
AmericInn & Suites	Comfort Suites	Lakewood, CO	62	Q2 2011
AmericInn & Suites	Comfort Inn	Salina, KS	60	Q2 2011
AmericInn & Suites	Comfort Inn	Missoula, MT	52	Q2 2011
AmericInn	Comfort Inn	Fort Smith, AR	89	Q2 2011
			995

*Currently operated as a two building, 111-room AmericInn & Suites until a conversion is completed sometime in the second quarter of 2012 (estimated) at which time the hotel will operate as a 58-room Fairfield Inn & Suites by Marriott and a 52-room AmericInn & Suites.

  Recently Acquired Hotels – Four hotels acquired during the second quarter, and the El Paso, TX Courtyard by Marriott which was acquired following the close of the second quarter:
Hotel Brand	Location	Rooms	Acquisition Date	Aggregate Purchase Price
Homewood Suites	Ridgeland, MS	91	04/15/2011	$7,350,000
Staybridge Suites	Glendale, CO	121	04/27/2011	$10,000,000
Holiday Inn	Duluth, GA	143	04/27/2011	$7,000,000
Hilton Garden Inn	Duluth, GA	122	05/25/2011	$13,350,000
Courtyard by Marriott	El Paso, TX	90	07/28/2011	$12,350,000
		567		$50,050,000

Second quarter revenues rose to $38.6 million, a 7.6 percent increase over the $35.8 million for the company’s predecessor in the 2010 period. Income from hotel operations was $12.5 million, compared to $11.8 million for the 2010 period. Hotel operating margins were 32.3 percent for the period, compared to 32.9 percent in the 2010 period.

Both revenues and income from hotel operations were negatively impacted as a result of the disruptions at the rebranded hotels. The company estimates the conversions negatively affected FFO by $0.04 per fully diluted share of common stock in the aggregate for the second quarter. Additionally, the transition of hotel management to Interstate Hotels & Resorts and resultant employee turnover and the implementation of new systems negatively affected hotel margins and earnings during the second quarter.

Because of disruption from the management company change, Summit and Interstate agreed to amend their hotel management contract to provide for a one-time reduction in the base management fee for the second quarter of 2011 from 3.0 percent to 1.33 percent of revenues for the second quarter at 55 of the hotels managed by Interstate. In return for this 55 percent reduction in management fee, Summit provided an additional future incentive to Interstate based on improvement of gross operating profits at the 55 hotels, which is payable at any time during the term of the agreement if earned. The aggregate maximum potential incentive is $565,000, the amount of the one-time reduction in base management fee for the second quarter. In addition, Summit extended the term of the management agreement on the Homewood Suites, Ridgeland, Miss. and Staybridge Suites, Glendale, Col. from three years to ten years. The impact of both the Choice conversions and new hotel management are reflected in the operating data provided below, which is segregated by overall company (69 hotels), same-store hotels (54 hotels), rebranded hotels (11 hotels) and recently acquired hotels (four hotels).

“With the management company changeover complete and in place, it is anticipated that the hotels will be able to demonstrate revenue growth in future periods,” Hansen said. “Hotel operating results for July 2011, which are subject to adjustment based on the company’s closing process at the end of the third quarter of 2011, show improvement across the portfolio.”

	For the month ended
	July 31,
	2011	2010

Same-Store Total (54 Hotels)*
Occupancy	77.09%	71.67%
Average Daily Rate	$89.95	$89.92
RevPAR	$69.34	$64.45

Same-Store Seasoned (39 Hotels)*
Occupancy	75.39%	71.94%
Average Daily Rate	$86.86	$88.51
RevPAR	$65.48	$63.67

Same-Store Unseasoned (15 Hotels)*
Occupancy	80.42%	71.14%
Average Daily Rate	$95.61	$92.71
RevPAR	$76.89	$65.96

* At the time of the IPO, we categorized hotels as “seasoned” based on their construction or acquisition date and we classified hotels as “unseasoned” if they had been built after January 1, 2007 or experienced a brand conversion since January 1, 2008. At the time of our IPO, we classified seven of our Choice hotels as seasoned and four of our Choice hotels as unseasoned. This table excludes these 11 hotels.

Six-Month Summary

For the six-month 2011 period, the company generated a 7.1 percent increase in revenues to $72.0 million, compared to $67.2 million earned by the company’s predecessor during the same 2010 six-month period. RevPAR year-to-date improved 4.4 percent to $58.24 over the like period a year earlier. Income from hotel operations was $21.4 million for the period and was $22.1 million before taking into effect pre-IPO expenses incurred by the company’s predecessor, Summit Hotel Properties, LLC. Hotel operating margins were 29.8 percent for the period and were 30.8 percent for the period before taking into account pre-IPO expenses incurred by the company’s predecessor.

Balance Sheet

The company had total outstanding debt of $251.7 million as of June 30, 2011. Of the debt, $42.7 million was outstanding borrowings under the company’s $125 million senior secured revolving credit facility. In May, the company expanded this credit facility from $100 million to $125 million. The weighted average interest rate for the company’s total debt was 5.03 percent for the second quarter. During the second quarter the company spent $7.6 million toward capital investments. Cash and cash equivalents as of June 30, 2011 was $29.6 million. As of August 15, 2011, the company had $37.2 million available on its senior secured revolving credit facility. “We intend to maintain a prudent balance sheet in the range of six times funded debt to EBITDA,” said Stu Becker, the company’s chief financial officer.

Hotel Acquisitions

The company acquired four hotels in the 2011 second quarter and one hotel, the Courtyard by Marriott, El Paso, Texas, following the end of the quarter. The company believes the acquisitions will allow it to take advantage of operating synergies and achieve greater economies of scale in four markets. The properties acquired are:

  Homewood Suites – Jackson (Ridgeland), Miss.--On April 15, 2011, the company acquired the 91-room Homewood Suites, Ridgeland, Miss. for $7.3 million, or $80,000 per key. This represents a purchase price of 7.7x NTM (next twelve months) EBITDA and a post-renovation capitalization rate of 12.2 percent and is in line with the Company’s strategy of ‘clustering’ assets. The hotel will be managed by Interstate Hotels & Resorts, and was funded with available cash and the Company's credit facility. It is the fourth hotel owned by the Company in this market and allows Summit to achieve additional management efficiencies and better manage market rates.
  Staybridge Suites - Denver (Cherry Creek), Col. On April 27, 2011, the company purchased the 121-room Staybridge Suites for $10.0 million, or $83,000 per key. This represents a purchase price of 7.7x NTM EBITDA and a 10.3 percent post-renovation capitalization rate. This acquisition is strategically located in an in-fill location in the high-end Cherry Creek, Col. sub-market and is the company’s sixth asset in the Denver metropolitan market. The acquisition will be managed by Interstate Hotels & Resorts, and was funded by borrowings under the company's credit facility.
  Holiday Inn – Atlanta (Duluth), Ga. On April 27, 2011, the company acquired the 143-room Holiday Inn for $7.0 million, or $49,000 per key. This represents a purchase price of 7.9x NTM EBITDA, and a 12.1 percent post-renovation capitalization rate. The property serves as InterContinental Hotel Group’s flagship Holiday Inn, and recently underwent the first ‘social hub’ lobby update, which signifies IHG’s continued commitment to its Holiday Inn-brand ‘refresh’ program. The company entered into an agreement with Intercontinental Hotels Groups (IHG) to manage the hotel. The acquisition was funded by borrowings under the company's credit facility.
  Hilton Garden Inn – Atlanta (Duluth), Ga. On May 25, 2011, the company purchased the 122-room Hilton Garden Inn for $13.3 million, or $109,000 per key. This represents a purchase price of 10.6x NTM EBITDA, and a post-renovation capitalization rate of 9.0 percent. This hotel was strategically acquired as a clustering tactic in conjunction with the recently purchased Holiday Inn (Gwinnett Center). Noble Hospitality will operate the hotel. The acquisition was funded by borrowings under the Company's credit facility.
  Courtyard by Marriott – El Paso, Texas. On July 28, 2011, the company purchased the 90-room Courtyard by Marriott for $12.4 million, or $137,000 per key. This represents a purchase price of 11.4 x NTM EBITDA, and a post renovation capitalization rate of 8.3 percent. It is the second hotel owned by the company in this market and allows Summit to achieve additional management efficiencies and better manage market rates. The acquisition will be managed by Interstate Hotels & Resorts, and was funded by borrowings under the company's credit facility.

“Combined, the five hotels acquired in the past four months had a weighted average post-renovation NTM capitalization rate of approximately 10 percent and have been immediately accretive to earnings,” Hansen said. “We have a sizable pipeline and continue to see a significant number of hotels that satisfy our acquisition criteria. We intend to continue to acquire hotels in this phase of the hotel cycle, subject to the availability of capital and other factors, that we believe to be accretive and that otherwise meet our strategic investment criteria and return targets.”

Dividends

On August 12, 2011, the company declared its first full-quarter dividend of $0.1125 per share of common stock and per common unit of limited partnership interest in Summit Hotel OP, LP, payable August 31, 2011 to shareholders and limited partners of record on August 22, 2011. This represents an annualized dividend rate of $0.45 per share and unit. The company will continue to review its dividend policy on a quarterly basis.

Outlook

“With the management company transition issues addressed, we anticipate that we will be able to concentrate on building our revenues,” Hansen said. “We already have seen some success in July 2011. We believe the transition to new hotel brands with respect to the rebranded hotels has gone well, and we have seen some immediate benefits as a result. Some of the deeper turn conversions include significant renovations or upgrades, and we expect to invest an additional $6.8 million in those projects over the next 18 months. We expect operations at those properties to continue to improve significantly over the next few quarters.

“Although we acknowledge there are economic uncertainties, we don’t anticipate major changes in our markets at this time. The long-term outlook for our industry is quite positive and we remain optimistic about the resilience of the hotel industry recovery and the future of our company.

“We estimate our full year 2011 FFO in the range of $0.72 to $0.77 per fully diluted share and estimate our RevPAR for the full portfolio, which includes the 11 rebranded hotels and the five recently acquired hotels (70 hotels as of August 15, 2011) to grow by 5 to 7 percent compared to the prior year,” Hansen said.

The company has provided the guidance appearing above, but it does not undertake to update it for any developments in the company’s business. Achievement of the anticipated results is subject to the risks disclosed in the company’s filings with the SEC. The company's full year 2011 RevPAR reflects the ownership of 65 hotels since January 1, 2011 and the ownership of five hotels acquired between April and July 2011 from the respective dates of acquisition. In addition, the company’s guidance reflects management’s view of current market conditions, which is subject to change. It also excludes potential future acquisitions and dispositions, which could result in a change in the company’s guidance.

Hotel operating data for each component of the company’s portfolio for the three and six months ended June 30, 2011 and 2010 was:

Summit Hotel Properties
Hotel Operating Data
Schedule of Property Level Results
(in thousands)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Room Sales	$37,824.9	$35,258.8	$70,539.8	$65,938.7
Other Hotel Operating Income	763.6	590.9	1,456.2	1,273.8
Total Operating Revenue	38,588.6	35,849.7	71,996.0	67,212.4
Room Expenses	11,727.1	10,506.0	21,604.2	20,048.0
Direct Expenses	5,031.2	4,158.3	9,810.2	8,286.7
Property Taxes	1,821.9	1,833.3	3,702.1	3,693.6
Insurance	435.2	416.0	816.8	831.4
Management Expenses	608.2	856.3	1,946.0	1,611.0
Other Expenses	6,514.9	6,291.3	12,682.0	11,847.5
Total Hotel Operating Expenses	26,138.4	24,061.2	50,561.3	46,318.2
Income from Hotel Operations	$12,450.2	$11,788.5	$21,434.7	$20,894.2

Occupancy	68.5%	68.1%	64.6%	63.9%
Average Daily Rate	$88.63	$87.07	$90.16	$87.26
RevPAR	$60.70	$59.31	$58.24	$55.76

Summit Hotel Properties
Same-Store Hotels (54 Hotels)
Hotel Operating Data
Schedule of Property Level Results
(in thousands)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2011	2010	2011	2010

Room Sales	$32,188.1	$30,246.4	$60,850.9	$56,891.0
Other Hotel Operating Income	538.7	471.8	1,100.2	1,012.7
Total Operating Revenue	32,726.8	30,718.1	61,951.1	57,903.8
Room Expenses	9,410.7	8,838.4	17,811.3	16,893.0
Direct Expenses	4,069.1	3,487.0	8,144.7	6,977.4
Property Taxes	1,475.7	1,506.0	3,022.2	3,038.4
Insurance	359.0	355.6	680.0	710.5
Management Expenses	443.7	734.1	1,635.1	1,389.5
Other Expenses	5,844.9	5,509.5	11,290.3	10,373.4
Total Hotel Operating Expenses	$21,603.1	$20,430.6	$42,583.6	$39,382.2

Income from Hotel Operations	$11,123.8	$10,287.5	$19,367.5	$18,521.6

Occupancy	71.41%	67.39%	66.28%	63.60%
Average Daily Rate	$89.46	$89.08	$91.61	$89.25
RevPAR	$63.88	$60.03	$60.72	$56.77

Same-Store Seasoned (39 Hotels)
Occupancy	70.9%	69.1%	65.6%	65.4%
Average Daily Rate	$88.26	$88.58	$91.40	$89.27
RevPAR	$62.59	$61.22	$60.04	$58.36

Same-Store Unseasoned (15 Hotels)
Occupancy	72.4%	64.0%	67.4%	60.2%
Average Daily Rate	$91.76	$90.12	$92.00	$89.20
RevPAR	$66.41	$57.69	$62.03	$53.66

Summit Hotel Properties
Rebranded Hotels (11 Hotels)
Hotel Operating Data
Schedule of Property Level Results
(in thousands)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Room Sales	$3,536.3	$5,012.4	$7,588.2	$9,047.6
Other Hotel Operating Income	108.7	119.2	239.8	261.1
Total Operating Revenue	3,645.0	5,131.6	7,828.1	9,308.7
Room Expenses	1,649.8	1,667.5	3,126.3	3,155.0
Direct Expenses	719.2	671.4	1,422.5	1,309.2
Property Taxes	288.4	327.2	622.1	655.2
Insurance	60.2	60.5	120.9	121.0
Management Expenses	93.7	122.3	240.1	221.5
Other expenses	287.3	781.8	986.2	1,474.0
Total Hotel Operating Expenses	3,098.6	3,630.6	6,518.1	6,936.0
Income from Hotel Operations	$546.4	$1,501.0	$1,310.0	$2,372.7

Occupancy	50.5%	72.2%	53.8%	65.6%
Average Daily Rate	$77.26	$76.64	$78.23	$76.55
RevPAR	$39.02	$55.30	$42.09	$50.19

Summit Hotel Properties
Acquisitions (4 Hotels)
Hotel Operating Data
Schedule of Property Level Results
(in thousands)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2011	2010	2011	2010

Room Sales	$2,100.7	$.0	$2,100.7	$.0
Other Hotel Operating Income	116.2	.0	116.2	.0
Total Operating Revenue	2,216.8	.0	2,216.8	.0
Room Expenses	666.6	.0	666.6	.0
Direct Expenses	243.0	.0	243.0	.0
Property Taxes	57.7	.0	57.7	.0
Insurance	15.9	.0	15.9	.0
Management Expenses	70.8	.0	70.8	.0
Other Expenses	382.7	.0	405.5	.0
Total Hotel Operating Expenses	$1,436.7		$1,459.5
Income from Hotel Operations	$780.1	$.0	$757.3	$.0

Occupancy	73.8%	.0%	73.8%	.0%
Average Daily Rate	$99.20	0.00	$99.20	0.00
RevPAR	$73.24	0.00	$73.24	0.00

Earnings Conference Call

Summit will hold a conference call to discuss the company's Quarterly Report on Form 10-Q and the information accompanying this press release on August 16, 2011 at 9:00 a.m. ET. Stockholders and other interested parties may join the call by dialing 800-901-5226, reference number 73524857, or may join a simultaneous webcast of the conference call on the Internet by logging on through the Investor Relations page of Summit’s website, www.shpreit.com. A recording of the conference call will be available by telephone until midnight on August 30, 2011, by dialing 888-286-8010, reference number 75777480. A replay of the conference call webcast will be posted on Summit’s website through November 16, 2011.

Non-GAAP Financial Measures

FFO

As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization (excluding amortization of deferred financing costs). We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We caution investors that amounts presented in accordance with our definitions of FFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. FFO should not be considered as an alternative measure of our net income (loss) or operating performance. FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused exclusively on acquiring and owning premium-branded limited-service and select-service hotels in the upscale and upper midscale segments of the lodging industry. As of August 15, 2011, our portfolio consisted of 70 hotels with a total of 7,100 guestrooms located in 19 states. Additional information about Summit may be found at our website, www.shpreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the company’s revenues and expenses, or other financial items; descriptions of the company’s plans or objectives for future operations, acquisitions or services; forecasts of the company’s future economic performance and potential increases in average daily rate, occupancy, RevPAR and room supply and demand; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the company and many of which are beyond the company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the company’s Annual Report on Form 10-K for the year ended December 31, 2010. Unless legally required, the company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2010.

All information in this release is as of August 15, 2011. The company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the company’s expectations.

Summit Hotel Properties, Inc. and Summit Hotel Properties, LLC (Predecessor)
Condensed Consolidated Balance Sheets (unaudited)
June 30, 2011 and December 31, 2010

	Summit Hotel Properties, Inc.	Summit Hotel Properties, LLC (Predecessor)
	2011	2010
ASSETS

Cash and cash equivalents	$29,589,139	$7,977,418
Restricted cash	1,024,109	1,933,268
Trade receivables	4,484,399	2,665,076
Receivable due from affiliate	-	4,620,059
Prepaid expenses and other	3,118,765	1,738,645
Land held for development	20,294,973	20,294,973
Property and equipment, net	478,633,469	445,715,804
Deferred charges and other assets, net	9,944,564	4,051,295
Other assets	3,594,787	4,011,992
TOTAL ASSETS	$550,684,205	$493,008,530

LIABILITIES AND EQUITY

LIABILITIES
Accounts payable	$940,827	$864,560
Related party accounts payable	-	771,066
Accrued expenses	14,623,459	11,092,131
Mortgages and notes payable	251,720,675	420,437,207
TOTAL LIABILITIES	267,284,961	433,164,964

COMMITMENTS AND CONTINGENCIES

EQUITY
Members' equity	-	61,468,029
Common stock, $.01 par value per share, 450,000,000 shares authorized, 27,278,000 issued and outstanding as of June 30, 2011	272,780	-
Additional paid-in capital	240,885,162	-
Accumulated deficit and distributions	(2,272,324)	-
Total stockholders' equity	238,885,618	61,468,029
Noncontrolling interest	44,513,626	(1,624,463)
TOTAL EQUITY	283,399,244	59,843,566

TOTAL LIABILITIES AND EQUITY	$550,684,205	$493,008,530

Summit Hotel Properties, Inc. and Summit Hotel Properties, LLC (Predecessor)
Condensed Consolidated Statements of Operations (unaudited)
For the six months ended June 30, 2011 and 2010

	Summit Hotel Properties, Inc.	Summit Hotel Properties, LLC (Predecessor)	Summit Hotel Properties, Inc.	Summit Hotel Properties, LLC (Predecessor)

	Three Months Ended 6/30/11	Three Months Ended 6/30/10	Period 2/14/11 through 6/30/11	Period 1/1/11 through 2/13/11	Six Months Ended 6/30/10

REVENUES
Room revenues	$37,824,945	$35,258,817	$56,271,795	$14,268,042	$65,938,663
Other hotel operations revenues	763,619	590,909	1,125,918	330,251	1,273,783
Total Revenue	38,588,564	35,849,726	57,397,713	14,598,293	67,212,446

EXPENSES
Hotel operating expenses
Rooms	11,727,100	10,505,996	16,643,700	4,960,450	20,048,040
Other direct	5,031,210	4,158,337	7,152,417	2,657,760	8,286,682
Other indirect	9,179,041	9,244,765	14,113,569	4,686,274	17,681,096
Other	201,047	152,108	274,085	73,038	302,361
Total hotel operating expenses	26,138,398	24,061,206	38,183,771	12,377,522	46,318,179
Depreciation and amortization	6,819,608	6,671,258	10,248,823	3,429,216	13,521,822
Corporate general and administrative:
Salaries and other compensation	699,014	-	1,066,032	-	-
Other	774,459	-	1,549,811	-	-
Equity based compensation	175,656	-	302,484	-	-
Hotel property acquisition costs	-	(9,173)	-	-	56,519
Total Expenses	34,607,135	30,723,291	51,350,921	15,806,738	59,896,520

INCOME (LOSS) FROM OPERATIONS	3,981,429	5,126,435	6,046,792	(1,208,445)	7,315,926

OTHER INCOME (EXPENSE)
Interest income	10,280	11,474	14,227	7,139	23,559
Interest expense	(3,007,640)	(7,133,904)	(6,518,769)	(4,666,216)	(12,701,101)
Gain (loss) on disposal of assets	(36,031)	(1,938)	(36,031)	-	(39,389)
Total Other Income (Expense)	(3,033,391)	(7,124,368)	(6,540,573)	(4,659,077)	(12,716,931)

INCOME (LOSS) FROM CONTINUING OPERATIONS	948,038	(1,997,933)	(493,781)	(5,867,522)	(5,401,005)

INCOME TAX EXPENSE	(344,177)	(75,702)	(516,479)	(339,034)	(228,185)

NET INCOME (LOSS)	603,861	(2,073,635)	(1,010,260)	(6,206,556)	(5,629,190)

NET INCOME (LOSS) ALLOCATED TO NONCONTROLLING INTEREST	163,042	-	(272,770)	-	-

NET INCOME (LOSS) ALLOCATED TO COMMON STOCKHOLDERS	$440,819	$(2,073,635)	$(737,490)	$(6,206,556)	$(5,629,190)

Net income (loss) per share:
Basic and diluted	$0.02		$(0.03)
Weighted-average common shares outstanding:
Basic and diluted	27,278,000		27,278,000

Summit Hotel Properties, Inc.
Combined Statement of Operations (unaudited)
For the three and six months ended June 30, 2011 and 2010

	Summit Hotel Properties, Inc.	Summit Hotel Properties, LLC (Predecessor)	Summit Hotel Properties, Inc.	Summit Hotel Properties, LLC (Predecessor)	Company & Predecessor	Adjustments (Normalization)		Normalized Company & Predecessor	Summit Hotel Properties, LLC (Predecessor)

	Three Months Ended 6/30/11	Three Months Ended 6/30/10	Period 2/14/11 through 6/30/11	Period 1/1/11 through 2/13/11	Six Months Ended 6/30/11	Six Months Ended 6/30/11		Six Months Ended 6/30/11	Six Months Ended 6/30/10

REVENUES
Room revenues	$37,824,945	$35,258,817	$56,271,795	$14,268,042	$70,539,837			$70,539,837	$65,938,663
Other hotel operations revenues	763,619	590,909	1,125,918	330,251	1,456,169			1,456,169	1,273,783
Total Revenue	38,588,564	35,849,726	57,397,713	14,598,293	71,996,006			71,996,006	67,212,446

EXPENSES
Hotel operating expenses
Rooms	11,727,100	10,505,996	16,643,700	4,960,450	21,604,150			21,604,150	20,048,040
Other direct	5,031,210	4,158,337	7,152,417	2,657,760	9,810,177	(270,000)	(1)	9,540,177	8,286,682
Other indirect	9,179,041	9,244,765	14,113,569	4,686,274	18,799,843	(440,000)	(2)	18,359,843	17,681,096
Other	201,047	152,108	274,085	73,038	347,123			347,123	302,361
Total hotel operating expenses	26,138,398	24,061,206	38,183,771	12,377,522	50,561,293	(710,000)		49,851,293	46,318,179
Depreciation and amortization	6,819,608	6,671,258	10,248,823	3,429,216	13,678,039			13,678,039	13,521,822
Corporate general and administrative:
Salaries and other compensation	699,014	-	1,066,032	-	1,066,032			1,066,032	-
Other	774,459	-	1,549,811	-	1,549,811	(476,000)	(3)	1,073,811	-
Equity based compensation	175,656	-	302,484	-	302,484			302,484	-
Hotel property acquisition costs	-	(9,173)	-	-	-			-	56,519
Total Expenses	34,607,135	30,723,291	51,350,921	15,806,738	67,157,659	(1,186,000)		65,971,659	59,896,520

INCOME (LOSS) FROM OPERATIONS	3,981,429	5,126,435	6,046,792	(1,208,445)	4,838,347	1,186,000		6,024,347	7,315,926

OTHER INCOME (EXPENSE)
Interest income	10,280	11,474	14,227	7,139	21,366			21,366	23,559
Interest expense	(3,007,640)	(7,133,904)	(6,518,769)	(4,666,216)	(11,184,985)	5,600,000	(4)	(5,584,985)	(12,701,101)
Gain (loss) on disposal of assets	(36,031)	(1,938)	(36,031)	-	(36,031)			(36,031)	(39,389)
Total Other Income (Expense)	(3,033,391)	(7,124,368)	(6,540,573)	(4,659,077)	(11,199,650)	5,600,000		(5,599,650)	(12,716,931)

INCOME (LOSS) FROM CONTINUING OPERATIONS	948,038	(1,997,933)	(493,781)	(5,867,522)	(6,361,303)	6,786,000		424,697	(5,401,005)

INCOME TAX EXPENSE	(344,177)	(75,702)	(516,479)	(339,034)	(855,513)	339,000	(5)	(516,513)	(228,185)

NET INCOME (LOSS)	603,861	(2,073,635)	(1,010,260)	(6,206,556)	(7,216,816)	7,125,000		(91,816)	(5,629,190)

NET INCOME (LOSS) ALLOCATED TO NONCONTROLLING INTEREST	163,042	-	(272,770)	-	(272,770)	1,923,750		1,650,980	-

NET INCOME (LOSS) ALLOCATED TO COMMON STOCKHOLDERS	$440,819	$(2,073,635)	$(737,490)	$(6,206,556)	$(6,944,046)	5,201,250		$(1,742,796)	$(5,629,190)

Net Income (Loss) after Taxes	603,861	(2,073,635)	(1,010,260)	(6,206,556)	(7,216,816)			(91,816)	(5,629,190)
Depreciation/Amortization	6,819,608	6,671,258	10,248,823	3,429,216	13,678,039			13,678,039	13,521,822
FUNDS FROM OPERATIONS	7,423,469	4,597,623	9,238,563	(2,777,340)	6,461,223			13,586,223	7,892,632

Net Income (Loss) after Taxes	603,861	(2,073,635)	(1,010,260)	(6,206,556)	(7,216,816)			(91,816)	(5,629,190)
Depreciation/Amortization	6,819,608	6,671,258	10,248,823	3,429,216	13,678,039			13,678,039	13,521,822
Interest Expense	3,007,640	7,133,904	6,518,769	4,666,216	11,184,985			5,584,985	12,701,101
Interest Income	(10,280)	(11,474)	(14,227)	(7,139)	(21,366)			(21,366)	(23,559)
Income Taxes	344,177	75,702	516,479	339,034	855,513			516,513	228,185
EBITDA	10,765,006	11,795,755	16,259,584	2,220,771	18,480,355			19,666,355	20,798,359

Net Income (Loss) after Taxes	603,861	(2,073,635)	(1,010,260)	(6,206,556)	(7,216,816)			(91,816)	(5,629,190)
Depreciation/Amortization	6,819,608	6,671,258	10,248,823	3,429,216	13,678,039			13,678,039	13,521,822
Interest Expense	3,007,640	7,133,904	6,518,769	4,666,216	11,184,985			5,584,985	12,701,101
Interest Income	(10,280)	(11,474)	(14,227)	(7,139)	(21,366)			(21,366)	(23,559)
Income Taxes	344,177	75,702	516,479	339,034	855,513			516,513	228,185
Corporate general and administrative	1,649,129	-	2,918,327	-	2,918,327			2,442,327	-
Hotel property acquisition costs	-	(9,173)	-	-	-			-	56,519
Gain (loss) on disposal of assets	36,031	1,938	36,031	-	36,031			36,031	39,389
HOTEL EBITDA	12,450,166	11,788,520	19,213,942	2,220,771	21,434,713			22,144,713	20,894,267

(1) Additional accrual of Utilities due to the transition to Interstate Hotels & Resorts as property manager
(2) Additional accrual of Travel Agent Commissions and Management Expenses due to the transition to Interstate Hotels & Resorts as property manager
(3) $476,000 are related to one-time or predecessor expenses, such as bonuses and audit expenses related to 2010 operations and directors' stock expense
(4) Additional interest expense due to the timing of debt paydowns and fees associated with debt distinguishment
(5) State income tax expense related to Predecessor

CONTACT:
(Media)
Daly Gray Public Relations
Jerry Daly, Carol McCune, 703-435-6293
jerry@dalygray.com
or
(Investors)
Summit Hotel Properties, Inc.
Dan Boyum, 605-782-2015
dboyum@shpreit.com